                                   Exhibit 21

                               Subsidiaries List

                                                                        Percent
Name                                 State of Incorporation            Ownership
----                                 ----------------------            ---------
MICA CAL I, INC.                           California                      100

MICA CAL II, INC.                          California                      100

MICA CAL III, INC.                         California                      100

MICA CAL IV, INC.                          California                      100

MICA CAL VII, INC.                         California                      100

MICA CAL X, INC.                           California                      100

MICA FLO I, INC.                           California                      100

MICA OR I, INC.                            Oregon                          100

MICA PACIFIC, INC.                         California                      100

MICA IMAGING, INC.                         Illinois                        100

AFFILIATED MEDICAL IMAGING                 California                      100
  NETWORK, INC.